Exhibit 10.4

FORM OF

UNSECURED DEMAND PROMISSORY NOTE

Up to $[        ] Line of Credit

Dated as of [                    ]

FOR VALUE RECEIVED, the undersigned, [                    ], a [            ] (“Borrower”), HEREBY PROMISES TO PAY ON DEMAND to the order of [                    ], a [            ] (together with its successors and assigns, “Holder”), the principal sum equal to the aggregate principal amount of the advances made under this Unsecured Demand Promissory Note (this “Note”) by Holder to Borrower or, if less, the above-indicated principal amount of the loan evidenced hereby or made hereunder by Holder to Borrower outstanding at the time of such demand. In addition, Borrower promises to pay interest on any and all such principal amount from time to time outstanding from the date hereof until such principal amount is paid in full, at a rate of interest, [equal to the higher of (i) the two-week Canadian Bankers Acceptance interest rate under the Borrower’s bank credit facility dated June 1, 2011, (ii) the highest overnight term deposit rate at either Bank of Montreal or Canadian Imperial Bank of Commerce for the Holder’s borrowing rate, and (iii) the rate of interest that complies with Income Tax Regulation 4301(c);] 1 [compounded semiannually, equal at all times to the lowest rate of interest that complies with both Section 7872(f)(2)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations Section 1.482-2(a)(2)(iii)(B) and (C) (or the successor(s) to such Sections of the Code and the Treasury Regulations);] 2 provided, however, that in no event shall such rate of interest exceed the maximum rate of interest permitted to be charged under applicable law. [The interest rate described above shall be calculated on the day of each borrowing and will be updated at the end of each six month period after the borrowing if such borrowing (or any portion thereof) remains outstanding.] 1 Such interest shall be computed on the basis of a year equal to the number of days in the Holder’s fiscal Year and the actual number of days occurring in the period for which such interest is payable. Borrower and Holder agree that for all purposes under this Note, [the principal amount outstanding shall be the amount determined on a daily basis.] 1 [(i) the principal amount outstanding shall be the amount determined by Holder’s customary accounting policy which shall determine such amount no less frequently than as of the end of each of Holder’s four or five week fiscal periods (it being understood that Holder employs a “52-53” week fiscal year that ends on the Saturday nearest December 31, that fiscal periods within each fiscal year may not correspond to the end of calendar months, and that there are thirteen fiscal periods in Holder’s fiscal year), and (ii) interest at the specified rate shall be computed by deeming the principal balance outstanding under this Note to be the average of the principal balances at the commencement and close of a fiscal period (it being acknowledged that Holder’s cash management and accounting systems may operate in fact to result in a principal balance which fluctuates over the term of Holder’s fiscal periods).] 2

[The date, amount of advance and running unpaid principal balance (which shall not exceed U.S. $[        ]) shall be recorded and endorsed by Holder with respect to each advance

[1]	To be included in Canadian notes
[2]	To be included in U.S. notes

made by Holder to Borrower hereunder on or after the date hereof; provided, however, that any failure to make such recordation or endorsement shall not limit or otherwise affect the obligations of Borrower hereunder. The date, amount of principal paid or prepaid and running unpaid principal balance shall be recorded and endorsed by Holder with respect to each such payment or repayment of principal.] 3

Interest shall accrue annually under the Note and shall be payable on the last day of the Holder’s fiscal year. If interest is not paid within thirty (30) days following the close of Holder’s fiscal year, this Note shall be delinquent. Interest not paid prior to delinquency shall be added to principal outstanding under the Note. All payments under this Note shall be made without set off or counterclaim in lawful money of the United States of America in immediately available funds to Holder at such place or to such account as Holder may designate in writing from time to time.

Notwithstanding any other provision of this Note, if demand for payment has not theretofore been made, all payments of principal and interest shall be due on [            ].

Borrower hereby waives diligence, presentment, demand, protest, notice of honor, and notices of any kind in the enforcement of this Note. The non-exercise by the holder hereof of any of its rights under this Note in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. Borrower hereby waives, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder or to any action to enforce this Note.

As of the date hereof, Borrower represents and warrants to Holder as follows;

(a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of [                    ] with full power and authority to own its property and assets and to carry on its business as now being conducted.

(b) The execution, delivery and performance by Borrower of this Note are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action of Borrower, and do not contravene Borrower’s Articles of Incorporation or Bylaws or any law or material contractual restriction binding on or affecting Borrower.

(c) This Note is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

(d) No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with any governmental or regulatory body is required for the execution, delivery or performance of this Note by Borrower.

[Borrower covenants and agrees that, until this Note is paid in full, Borrower will not, and will not permit any subsidiary to, create, incur, or permit to exist, any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title

[3]	To be included in line of credit.

retention agreement, any lease in the nature thereof, and any agreement to give any security interest) (each, a “Lien”) on any of their respective properties or assets, whether now owned, hereafter acquired, or upon any income or profits therefrom, without Holder’s consent, except for (i) Liens in existence on the date of this Note and (ii) Liens granted in connection with lease financing and other purchase money security interests in an amount not to exceed, in the aggregate, U.S. $[        ]] 3

Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys’ fees, incurred by Holder in connection with enforcement of this Note and any other documents associated therewith.

Nothing contained herein shall require the payment of any interest when the same would be unlawful under any applicable law. If any holder of this Note shall collect monies which constitute interest which would otherwise increase the effective interest rate of this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of California, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of such holder, be credited to the payment of the sums due hereunder or returned to Borrower.

Notwithstanding anything herein to the contrary, any payment under this Note, shall be applied to principal and/or interest in the sole discretion of Holder. Borrower hereby irrevocably consents to the exercise of such discretion and irrevocably waives any right to compel application of any payment under this Note to either principal or interest.

In the event any one or more provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

This Note shall be governed by and construed in accordance with the laws [                    ].

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[3]	To be included in line of credit.

BLACKHAWK NETWORK HOLDINGS, INC.

By:
Name:
Title: